EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Synergy Resources Corporation
Platteville, Colorado



We consent to the use in this Registration Statement on Form S-1 of Synergy Resources Corporation (the "Company") of our report of independent registered public accounting firm dated November 19, 2010, with respect to the balance sheet of the Company as of August 31, 2010, and the related statements of operations, shareholders' equity (deficit) and cash flows for year then ended.



                                           Ehrhardt Keefe Steiner & Hottman PC

February 22, 2011
Denver, Colorado

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SYNERGY RESOURCES CORPORATION

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated November 12, 2009 on the balance sheet of Synergy Resources Corporation as of August 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for year ended August 31, 2009.

STARKSCHENKEIN, LLP

/s/ StarkSchenkein, LLP

February 24, 2011
Denver, Colorado